                                                                Exhibit 2(b)

-----------------------------------------------      -------------------------

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 DATED AS OF

                                 MAY 27, 1999

                                    AMONG

                                  GHS, INC.

                       CONCEPT ACQUISITION CORPORATION

                          CONCEPT DEVELOPMENT, INC.

                                     AND

              THE SOLE STOCKHOLDER OF CONCEPT DEVELOPMENT, INC.

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

SCHEDULES

Schedule 2.2(b)     Escrow Shares

Schedule 3.1(ee)    Officers and Directors

Schedule 9.5        Stockholder Address


EXHIBITS

Exhibit A   Form of Agreement of Merger

Exhibit B   Form of Escrow Agreement

Exhibit C   Form of Employment Agreement

Exhibit D   Form of Repurchase Agreement

                                  AGREEMENT AND PLAN OF REORGANIZATION dated as
                             of May 27, 1999 among GHS, INC., a Delaware corporation ("Parent"), CONCEPT ACQUISITION CORPORATION, a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Acquisition Sub") and CONCEPT DEVELOPMENT, INC., a Delaware corporation (the "Company"), WILLIAM ZANKER and DEBBIE DWORKIN (the "Founders") and DEBBIE DWORKIN (the "Stockholder").

              The Boards of Directors of Parent, Acquisition Sub and the Company have each duly approved and adopted this Agreement, the Agreement of Merger in substantially the form of EXHIBIT A attached hereto (the "Agreement of Merger") and the proposed merger of Acquisition Sub with and into the Company in accordance with this Agreement, the Agreement of Merger and the Delaware General Corporation Law (the "Delaware Statute"), whereby, among other things, the issued and outstanding shares of common stock, no par value, of the Company (the "Company Common Stock"), will be exchanged and converted into the right to receive cash and shares of Series C preferred tock, $.01 par value, of Parent (the "Parent Preferred Stock") in the manner set forth in Article II hereof and in the Agreement of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Agreement of Merger.

              NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Agreement of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                  ARTICLE 1

                                   GENERAL{TC}

       1.1 THE MERGER{TC}. In accordance with the provisions of this Agreement, the Agreement of Merger and the Delaware Statute, Acquisition Sub shall be merged with and into the Company (the "Merger"), which at and after the Effective Time shall be, and is sometimes herein referred to as, the "Surviving Corporation". Acquisition Sub and the Company are sometimes referred to as the "Constituent Corporations".

       1.2 THE EFFECTIVE TIME OF THE MERGER{TC}. Subject to the provisions of this Agreement, the Agreement of Merger shall be executed and delivered to and filed with the Secretary of State of the State of Delaware by each of the Constituent Corporations on the Closing Date in the manner provided under
Section 251 of the Delaware Statute. The Merger shall become effective (the "Effective Time") upon the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and the issuance of a certificate of merger by the Secretary of State of the State of Delaware.

       1.3 EFFECT OF MERGER{TC}. At the Effective Time the separate existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations as provided in Section 251 of the Delaware Statute.

       1.4 CHARTER AND BY-LAWS OF SURVIVING CORPORATION{TC}. From and after the Effective Time and pursuant to the Agreement of Merger: (i) the Charter of Acquisition Sub shall be the Charter of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Delaware Statute or the Charter, (ii) the by-laws of Acquisition Sub shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Delaware Statute, the Charter or such by-laws, (iii) the directors of Acquisition Sub shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the Delaware Statute, the Charter and the by-laws of the Surviving Corporation, as applicable and (iv) the officers of Acquisition Sub shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the Delaware Statute, the Charter and the by-laws of the Surviving Corporation, as applicable.

       1.5 TAKING OF NECESSARY ACTION{TC}. Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Agreement of Merger and the Delaware Statute.

       1.6 TAX-FREE REORGANIZATIONS{TC}. For Federal income tax purposes, the parties intend that the merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) of the Code.

       1.7 CLOSING{TC}. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VIII, and subject to the provisions of Article V, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern Standard Time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in Article V shall have been satisfied (or waived in accordance with Section 10.10, to the extent the same may be waived), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York.

                                  ARTICLE 2

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
            CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES{TC}

       2.1 TOTAL CONSIDERATION; EFFECT ON CAPITAL STOCK{TC}. The entire consideration payable by Parent with respect to all outstanding shares of capital stock of the Company and for all options, warrants, rights, calls, commitments, agreements or arrangements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities (hereinafter collectively referred to as the "Fully Diluted Company Shares,") other than any capital stock of the Company owned or held by Parent or any Affiliate of Parent, shall be an aggregate of (A) 50,000 shares of Parent Preferred Stock (the "Total Parent Share Amount") and (B) $2,000,000 MINUS the $200,000 to be paid to Swidler, Berlin, Shereff, Friedman, LLP on the date hereof, which liability of the Company is set forth on Schedule 3.1(f) of the Company Disclosure Schedule (the "Aggregate Cash Consideration") in cash (the Aggregate Cash Consideration, together with the Total Parent Share Amount, being sometimes hereinafter collectively referred to as the "Aggregate Purchase Price"). For purposes of the calculation of the exchange ratio for Parent Preferred Stock under Section 2.1(c)(i) hereof, it is assumed that the number of Fully Diluted Company Shares is one (1) (the "Fully Diluted Company Share Amount"). At the Effective Time, subject and pursuant to the terms and conditions of this Agreement and the Agreement of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock or options to purchase capital stock of the Constituent Corporations:

                     (a) CAPITAL STOCK OF ACQUISITION SUB{TC}. Each issued and outstanding share of common stock, par value $.01 per share, of Acquisition Sub shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

                     (b) CANCELLATION OF CERTAIN SHARES OF COMPANY COMMON STOCK{TC}. Each share of capital stock of the Company that is authorized but unissued shall cease to exist and no Parent Preferred Stock or other consideration shall be delivered in exchange therefor.

                     (c)    EXCHANGE OF COMPANY COMMON STOCK{TC}. Subject to
Section 2.2, each share of Company Common Stock issued and outstanding at the Effective Time, including all accrued and unpaid dividends thereon, shall be exchanged and converted into the right to receive:

                            (i)    50,000 shares of Parent Preferred Stock
which are deliverable at the Closing and are subject to the repurchase rights set forth in the Repurchase Agreement; and

                            (ii)   $2,000,000 MINUS the $200,000 to be paid
to Swidler, Berlin, Shereff, Friedman, LLP which shall be payable at the Closing.

For convenience of reference, the shares of Parent Preferred Stock to be issued upon the exchange and conversion of Company Common Stock in accordance with this Section 2.1(c) are sometimes hereinafter collectively referred to as the "Merger Shares". All calculations under Section 2.1 shall be rounded to the nearest one billionth (.000000001).

                     (d) SHARES FOR DISSENTING STOCKHOLDERS{TC}. Each issued and outstanding share of Company Common Stock held by a Dissenting
Stockholder, if any, shall not be exchanged and converted as described in
Section 2.1(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the Delaware Statute; PROVIDED, HOWEVER, that each share of Company Common Stock issued and outstanding at the Effective Time and held by a Dissenting Stockholder who or which shall, after the Effective Time, withdraw his or its demand for appraisal or lose or fail to perfect his or its right of appraisal as provided in the Delaware Statute shall be deemed, as of the Effective
Time, to be exchanged and converted into Parent Preferred Stock as provided in Section 2.1(c), without interest. After the Effective Time, as provided in Section 262 of the Delaware Statute, no Dissenting Stockholder will be entitled to vote the shares of Company Common Stock subject to such Dissenting Stockholder's demand for appraisal for any purpose or be entitled to the payment of dividends or other distributions on such shares. The
Company shall give Parent prompt notice of any demands received by the Company for fair value of such Company Common Stock, and Parent shall have the right to participate in all the negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment (except to the extent that any such payment is pursuant to a court order) with respect to, or settle or offer to settle, any such demands

       2.2    ESCROW DEPOSIT; EXCHANGE OF CERTIFICATES{TC}.

                     (a) ESCROW AGREEMENT{TC}. Reference is made to the Escrow Agreement to be dated as of the Effective Time among the Stockholder, Parent and a mutually agreeable escrow agent (the "Escrow Agent") in the form of EXHIBIT B hereto (the "Escrow Agreement"). The Escrow Agreement is to be entered into for the purpose of securing the indemnification obligations of the Stockholders under Article VII.

                     (b) ESCROW DEPOSIT{TC}. At the Effective Time, Parent shall cause to be deposited with the Escrow Agent (i) 5,000 shares of Parent Preferred Stock ("Escrow Shares"), and (ii) three stock power duly endorsed in blank for transfer on behalf of the Stockholder, and the Stockholder by her execution and delivery of this Agreement, hereby authorizes and directs Parent to make such deposit on her behalf.

                     (c) PROCEDURE FOR EXCHANGE{TC}. Immediately following the Effective Time, Parent shall deliver to the Stockholder, other than Parent or any subsidiary of Parent, of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (each, an "Old Certificate") a certificate (a "New Certificate") representing that number of Merger Shares (other than the Escrow Shares) which such holder has the right to receive pursuant to Section 2.1(c)(i) with respect to such Old Certificate against receipt by Parent of
(i) such Old Certificate for cancellation and (ii) an executed letter of transmittal, and the Old Certificate so surrendered shall forthwith be canceled (the certificates representing the Escrow Shares having therefore been deposited on behalf of the Stockholder into escrow as contemplated by
Section 2.2(b) hereof). In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a New Certificate representing the proper number of shares of Parent Preferred Stock may be issued to a transferee if the Old Certificate representing such Company Common Stock is presented to Parent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock or other transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, New Certificates representing Merger Shares (other than the Escrow Shares) as contemplated by Section 2.1(c)(i), without interest. All Escrow Shares shall be held by, and distributed in accordance with, the terms and provisions of the Escrow Agreement.

                     (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK{TC}. All shares of Parent Preferred Stock issued upon the surrender or exchange of shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. If, after the Effective Time, any Old Certificate is presented to the Surviving Corporation for any reason, such Old Certificate shall be canceled and exchanged as provided in this Article II.

                     (e) NO LIABILITY{TC}. None of Parent, Acquisition Sub or the Company shall be liable to any holder of shares of Company Common Stock or Parent Preferred Stock, as the case may be, for shares (or dividends or distributions with respect thereto) of Parent Preferred Stock to be issued in exchange for Company Common Stock pursuant to this Section 2.2, if, on or after the expiration of six months following the Effective Time, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                     (f) LOST, STOLEN OR DESTROYED COMPANY CERTIFICATES{TC}. In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such Old Certificate, Parent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Shares and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                     (g) AUTHORIZATION OF THE MERGER, THIS AGREEMENT, THE AGREEMENT OF MERGER, THE ESCROW AGREEMENT AND THE ESCROW AGENT{TC}. In the event the Merger shall be approved by the stockholders of the Company, as required by the Delaware Statute and as contemplated by this Agreement, such approval shall constitute approval and ratification by the stockholders of the Company of the (i) Merger, as required by the Delaware Statute, (ii) provisions of this Agreement and the Agreement of Merger and (iii) designation of the Escrow Agent and the approval and ratification by the stockholders of the Company of the terms and provisions of the Escrow Agreement.

                                  ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES{TC}

       3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.{TC}The Company and the Stockholder jointly and severally represent and warrant to Parent and Acquisition Sub that, except as disclosed in the disclosure schedule dated the date hereof, certified by the Chief Executive Officer of the Company and delivered by the Company to Parent and Acquisition Sub simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "Company Disclosure Schedule"{XE "\"Company Disclosure Schedule\""}):

                     (a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.{TC}The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and as proposed to be conducted, to enter into this Agreement, the Agreement of Merger and the Related Agreements (as defined below) to which the Company is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in Section 3.1(a) of the Company Disclosure Schedule and in all other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the Company or its business, properties, condition (financial or otherwise), assets, Liabilities, operations, results of operations, prospects or affairs of the Company (a "Company Material Adverse Effect"{XE "\"Company Material Adverse Effect\""}). The Company has delivered to Parent true and complete copies of the Charter and by-laws of the Company, in each case as amended to the date hereof. As used herein, "Charter" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

                     (b) EQUITY INVESTMENTS.{TC}The Company has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. There are no options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities. As used herein, a "subsidiary" of any corporation means another corporation an amount of whose voting securities sufficient to elect at least a majority of its Board of Directors is owned directly or indirectly by such corporation.

                     (c) CAPITAL STOCK; SECURITIES{ TC }. The authorized capital stock of the Company consists of (i) 1,500 shares of Company Common Stock, of which one (1) share is outstanding. The outstanding share of Company Common Stock is validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights. There are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Company Common Stock to which the Company is a party or by which it is bound, or, to the best knowledge of the Company and the Stockholders, among or between any persons other than the Company.

                     (d) AUTHORITY; NO CONSENTS{ TC }. The execution, delivery and performance by the Company of this Agreement, the Agreement of Merger and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the Related Agreements to which it is a party have been, and the Agreement of Merger when executed and delivered by the Company will be, duly and validly executed and delivered by the Company; and this Agreement and the Related Agreements to which it is a party are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and the Agreement of Merger when executed and delivered by the Company will be, enforceable against the Company in accordance with its terms. Neither the execution, delivery and performance of this Agreement, the Related Agreements to which it is a party or the Agreement of Merger nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will in any material respect (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of the Company under any term, condition or provision of (x) any instrument, contract or agreement to which the Company is a party, or by which the Company or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Company or any of its properties, assets or rights or (z) the Company's Charter or by-laws.
Except as set forth on Section 3.1(d) of the Company Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Company of this Agreement, the Agreement of Merger or the Related Agreements or the consummation by the Company of the transactions contemplated hereby or thereby, except for
(i) the distribution of the Stockholders' Materials with respect to the adoption by the Stockholders of this Agreement, the Merger and the transactions contemplated hereby, (ii) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Company Material Adverse Effect or materially impair the ability of the Company and the Stockholders to consummate the transactions contemplated by this Agreement or the Agreement of Merger, including, without limitation, the Merger (each of which actions reflected in clauses (i) and (ii) above is to be taken by the Company on a timely basis).

                     (e)    FINANCIAL INFORMATION{ TC }.

                            (i)    The Company has previously delivered to
Parent the Company Returns (as defined below); and

                            (ii)   The Company Returns (A) are in accordance
with the books and records of the Company, (B) fairly present the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated.

                     (f) ABSENCE OF UNDISCLOSED LIABILITIES{ TC }. Except as set forth on Schedule 3.1(f) of the Company Disclosure Schedule, on the date hereof the Company has no liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise ("Liability")). There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 ("FAS No. 5")).

                     (g) ABSENCE OF CHANGES{ TC }. Since the Company's inception the Company has been operated in the ordinary course, consistent with past practice, and there has not been any material adverse change in the business, assets, properties, Liabilities, operations, results of operations, condition (financial or otherwise), prospects or affairs (a "Material Adverse Change") of the Company;

                     (h) TAX MATTERS{ TC }. The Company and each other corporation (if any) included in any consolidated or combined tax return in which the Company has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon to be due; (ii) have paid and shall timely pay all Taxes of the Company (or such other corporation) required to have been paid by the Company (or such other corporation) on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report. All such Company Returns were and will be correct and complete at the time of filing. All Taxes of the Company attributable to periods up to and including the Closing Date, to the extent not required to have been previously paid, have been adequately provided for on and disclosed on Schedule 3.1(h). The Company has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given with respect to the Company that are still in effect. Except as contested in good faith and disclosed in Section 3.1(h) of the Company Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid and the Company has received no notification that any proposed additional Taxes have been asserted. The Company (i) has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code and
(ii) is not a "personal holding company" within the meaning of Section 542 of the Code. The Company has not agreed to, nor is it required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company will not incur a Tax Liability resulting from the Company ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. The Company is not a party to any agreement or contract with any "disqualified individual" (as defined in Section 280G(c) of the Code) that, by reason of the transactions contemplated hereby and occurring on or prior to the Closing Date or taking into account any other agreements or contracts currently in effect between the Company and such disqualified individual, will result in the disallowance of any deduction for any payment under such agreement or contract as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

       As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

                     (i) TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS{ TC }. Except as set forth on Schedule 3.1(i) of the Company Disclosure Schedule, the Company has good and valid title to all of its assets, properties and interests in properties, real, personal or mixed, all of which is described on Schedule 3.1(i) of the Company Disclosure Schedule (except (A) inventory or other property sold or otherwise disposed of since the Company Reviewed Balance Sheet Date in the ordinary course of business and (B) accounts receivable and notes receivable paid in full subsequent to the Company Reviewed Balance Sheet
Date), or not so reflected therein but used or useful in the conduct or operation of the Company's business, free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in Section 3.1(i) of the Company Disclosure Schedule, (ii) liens for current taxes not yet due and payable and (iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of the Company are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The assets, properties and interests in properties of the Company to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Surviving Corporation to carry on the business of the Company as presently conducted by the Company or as proposed to be conducted. The Company does not own or lease any personal and/or mixed property. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

                     (j) REAL PROPERTY-OWNED OR LEASED{ TC }. The Company does not currently own or lease, nor has it or any of its predecessors ever owned or leased, any real property.

                     (k)    INTELLECTUAL PROPERTY{ TC }.

                            (i)    The Company has good and valid title to, and
owns free and clear of all Encumbrances, has the right to use, sell, transfer, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of its business as currently conducted and as proposed to be conducted (collectively, the "Company Rights"). The Company has not granted any rights to third parties with respect to its Intellectual Property Rights and no third party holds any rights in or to the current business plan of the Company.

                            (ii)   The execution, delivery and performance of
this Agreement and the Related Agreements and the consummation of the Merger and the consummation of the other transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Right or in any way impair the right of the Company or the Surviving Corporation to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of, or to bring any action for the infringement of, any Company Right or portion thereof.

                            (iii)  There are no royalties, honoraria, fees or
other payments payable by the Company to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of the Company Rights, other than sales commissions paid in the ordinary course of business.

                            (iv)   The Company does not manufacture, market,
license (or sublicense), sell, transmit, deliver (electronically or otherwise), or use any product or service nor does it have any product or service under development.

                            (v)    All current and past officers, employees and
consultants of or to the Company have, or will have at Closing, executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such persons (collectively, the "Confidentiality Agreements", the form of which is attached to Section 3.1(k)(iv) of the Company Disclosure Schedule). The Company has taken and will continue through the Effective Time to take all steps necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company Rights.

                            (vi)   All works that were created, prepared or
delivered by consultants, independent contractors or other third parties for or on behalf of Company (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute "works made for hire" specially ordered or commissioned by the Company within the meaning of United States' copyright law, or (B) all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to the Company.

                            (vii)  No licenses or rights have been granted by
the Company, or by any employee, consultant, officer, director, agent or affiliate of the Company or by anyone other than the foregoing, to distribute the source code of, or to use source code to create Derivative Works, of, any product currently marketed by, commercially available from or under development by the Company for which the Company possesses the source code. As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgment, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes herein, a "Derivative Work" shall also include any compilation that incorporates such a preexisting work as well as translations from one type of code to another.

                            (viii) No person has any marketing rights to any of
the Intellectual Property Rights of the Company (excluding Intellectual Property Rights licensed to the Company by third parties).

                            (ix)   Section 3.1(k)(ix) of the Company Disclosure
Schedule contains a true and complete list of all (A) of the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations and copyright applications and Internet domain names and applications therefor and
(B) other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to perfect or protect its interest therein.

                            (x)    Section 3.1(k)(x) of the Company Disclosure
Schedule contains a true and complete list of all options, licenses or other agreements of any kind by which Intellectual Property Rights have been granted to the Company from, or granted by the Company to, any other person (except for those licenses identified in Section 3.1(l)(i) of the Company Disclosure Schedule).

                            (xi)   As used herein, the term "Intellectual
Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, copyright applications, franchises, licenses, databases, "URL's" and Internet domain names and applications therefor (and all interest therein), computer programs and other computer software (including, but not limited to, the Software), user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing.

                     (l) COMPANY SOFTWARE{ TC }. The Company has not designed or developed, nor does the Company have under development by employees of the Company or by consultants on the Company's behalf, any software programs, systems or applications, nor has the Company licensed any such software from any third party.

                     (m) AGREEMENTS, ETC{ TC }. Schedule 3.1(m) to the Company Disclosure Schedule sets forth a true and complete list of all written and oral contracts, agreements, instruments, understandings or arrangements to which the Corporation is a party or by which it is bound.

                     (n) NO DEFAULTS{ TC }. The Company has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Charter or by-laws or (ii) any material agreement, lease, license, contract, commitment, instrument or obligation to which the Company is a party or by which any of its properties, assets or rights are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing.

                     (o)    LITIGATION, ETC{ TC }. Except as set forth on
Schedule 3.1(n) of the Company Disclosure Schedule, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending, or to the best knowledge of the Company and the Stockholders, threatened against the Company nor, to the best knowledge of the Company and the Stockholders , any basis therefor, whether at law or in equity, or before or by any Federal, state, local, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or
(iii) disputes with customers or vendors. There are no Actions pending or, to the best knowledge of the Company and the Stockholders, threatened, nor, to the best knowledge of the Company and the Stockholders, any basis therefor, with respect to (A) the current employment by, or association with, the Company, or future employment by, or association with, Parent or the Surviving Corporation, of any of the present officers or employees of or consultants to the Company (collectively, the "Designated Persons") or (B) the use, in connection with any business presently conducted or proposed to be conducted by the Company or the Surviving Corporation, of any information, techniques or processes presently utilized or proposed to be utilized by the Company, Parent, the Surviving Corporation or any of the Designated Persons, that the Company, Parent, the Surviving Corporation or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. The Company has delivered to Parent all material documents and correspondence relating to such matters referred to in Section 3.1(o) of the Company Disclosure Schedule (including, in the case of clause (iii) of the first sentence of this

Section 3.1(o), any correspondence evidencing material customer dissatisfaction with the Company or its products or services).

                     (p) ACCOUNTS AND NOTES RECEIVABLE{ TC }. There are no accounts receivable or notes receivable owing to the Company as of the date hereof.

                     (q) ACCOUNTS AND NOTES PAYABLE{ TC }. There are no accounts payable or notes payable by the Company to third parties as of the date hereof. As of the Closing, all accounts payable and notes payable by the Company to third parties will have arisen in the ordinary course of business, and, except as set forth in Section 3.1(q) of the Company Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in Section 3.1(q) of the Company Disclosure Schedule.

                     (r) COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS{ TC }. The Company has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours). The Company has all Federal, state, local and foreign governmental authorizations, consents, approvals, licenses and permits necessary in the conduct of its business as presently conducted or as proposed to be conducted, such authorizations, consents, approvals, licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of the Company and the Stockholders, threatened to revoke or limit any thereof. Section 3.1(r) of the Company Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which the Company is operating or bound, the Company is not in default or alleged to be in default under any thereof and the Company has furnished to Parent true and complete copies thereof. None of such authorizations, consents, approvals, licenses and permits shall be affected in any material respect by the Merger or the transactions contemplated hereby.

                     (s) ENVIRONMENTAL MATTERS{ TC }. The Company currently is and at all times has been in material compliance with all Federal, state and local laws, ordinances, regulations and orders relating to the protection of the environment applicable to its properties, facilities or operations.

                     (t)    LABOR RELATIONS; EMPLOYEES{ TC }.

                            (i)    Except for the Founders, there are currently
no, and since the Company's inception there have not been any, employees of the Company.

                     (u)    EMPLOYEE BENEFIT PLANS AND CONTRACTS{ TC }.

                            (i)    There are no "employee benefit plans", as
defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the

Company and any Employee, but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Company's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Company or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which the Company or any ERISA Affiliate thereof has any present or future material obligation or liability (the "Employee Plans"). For purposes of the preceding sentence, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations", as defined in Section 414(b) of the Code, (B) a group of entities under "common control", as defined in Section 414(c) of the Code or (C) an "affiliated service group", as defined in Section 414(m) of the Code or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company. For purposes of Section 3.1(u), "Employee" means any common law employee, consultant or director of the Company.

                            (ii)   There are no employment, severance or other
similar contracts, arrangements or policies or plans or arrangements (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits entered into, maintained or contributed to, as the case may be, by the Company on behalf of any Employee or covering any Employee or former Employee or under which the Company or any ERISA Affiliate has any present or future obligation or liability.

                     (v) INSURANCE{ TC }. The Company does not and has not since its inception maintained or held any policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of directors and officers or other similar forms of insurance.

                     (w) BANK ACCOUNTS; POWERS OF ATTORNEY{ TC }. Section 3.1(w) of the Company Disclosure Schedule sets forth a true and complete list of
(i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

                     (x) BROKERS{ TC }. The Company has not, nor have any of its officers, directors, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                     (y)    RELATED TRANSACTIONS{ TC }.  Except as set forth on
Schedule 3.1(x) of the Company Disclosure Schedule, no current or former director, officer or securityholder of the Company that is an affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange
Act) thereof, is now, or has been since the inception of the Company, a party to any transaction with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of the Company or associate thereof), or the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.

                     (z) CUSTOMERS{ TC }. Since its inception, the Company has not had any customers.

                     (aa) MINUTE BOOKS{ TC }. The minute books of the Company provided to Parent for review contain a complete summary of all meetings of and actions by directors and stockholders of the Company from the time of its incorporation to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

                     (bb) BUSINESS GENERALLY{ TC }. There have been no events or transactions, or information which has come to the attention of the Company or any officer, director, incorporator or key employee thereof that could reasonably be expected to have a Company Material Adverse Effect, and the Company is not obligated under any contractor agreement or subject to any Charter or other corporate restriction which could have a Company Material Adverse Effect.

                     (cc) BOARD APPROVAL{ TC }. The Board of Directors of the Company has unanimously (i) approved this Agreement, the Merger and each of the Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders of the Company and (iii) recommended that the stockholders of the Company approve the Merger in accordance with the Agreement of Merger and the Delaware Statute.

                     (dd) BUSINESS PLAN{ TC }. Attached hereto as Schedule 3.1(dd) is a copy of the current business plan of the Company (the "Business Plan").

                     (ee) VOTE REQUIRED{ TC }. The affirmative vote of at least a majority of the outstanding shares of Company Common Stock approving this Agreement, the Merger and the Agreement of Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the Agreement of Merger and the transactions contemplated hereby and thereby.

                     (ff) INFORMATION SUPPLIED{ TC }. None of the information supplied or to be supplied by the Company or the Stockholder for inclusion or incorporation by reference in the Stockholders' Materials will, at the dates mailed to the Stockholder and at the effective date of the Stockholder Action, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Stockholders' Materials will comply as to form in all material respects with the provisions of all applicable laws, rules and regulations of all Governmental Authorities.

                     (gg) DISCLOSURE{TC}. Neither Section 3.1 of this Agreement (including the Company Disclosure Schedule) nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to Parent or Acquisition Sub by or on behalf of the Company or any securityholder pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

                     (hh)   KNOWLEDGE DEFINITION{TC}.  As used in this
Article III, the term "best knowledge" and like phrases shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent business person (including the officers, directors, and key employee) could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any officer, director, or key employee of the Company shall be imputed to be the knowledge of the Company.

       3.2 SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS{TC}. The Stockholder represents and warrants to Parent, Acquisition Sub and the
Company with respect to herself as follows:

                     (a) TITLE; ABSENCE OF CERTAIN AGREEMENTS{TC}. The Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to all of the shares of Company Common Stock, with the full power and authority to vote such Company Common Stock and transfer and otherwise dispose of such Company Common Stock, and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no agreements or understandings between the Stockholder and the Company and/or any other person with respect to the voting, sale or other disposition of Company Common Stock or any other matter relating to Company Common Stock.

                     (b) AUTHORITY - GENERAL{TC}. The Stockholder has full and absolute power and authority to enter into this Agreement and, if applicable, each Related Agreement being executed and delivered by the Stockholder simultaneously herewith and this Agreement and each Related Agreement to which the Stockholder is a party; and this Agreement and each Related Agreement to which the Stockholder is a party has been duly executed and delivered by the Stockholder, and is the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which the Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Stockholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Common Stock, Parent capital stock or common stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which the Stockholder is a party, or by which the Stockholder or any of his or its properties, assets or rights may be bound or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Stockholder or any of his or its properties, assets or rights, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Agreement of Merger or any Related Agreement to which the Stockholder is a party. Except as set forth in Section 3.2(c) ofthe Company Disclosure Schedule (which, if so disclosed shall have been effectively made or obtained (as the case may be) on or prior to the Closing, unless otherwise waived by Parent) no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Stockholder of this Agreement, each Related Agreement to which the Stockholder is a party or the consummation by the Stockholder of the transactions contemplated hereby or thereby.

                     (c)    INVESTMENT REPRESENTATIONS{TC}.  The Stockholder:

                            (i)    is acquiring the Merger Shares being
issued to the Stockholder for investment and for the Stockholder's own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws;

                            (ii)   understands (A) that the Merger Shares to
be issued to her have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of such Stockholder as expressed herein, (B) that such Merger Shares must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (C) that Parent is under no obligation to so register such Merger Shares and (D) that the certificates evidencing such Merger Shares will be imprinted with a legend in the form set forth in Section 7.2(b) that prohibits the transfer of such shares, except as provided in Section 7.2;

                            (iii)  has been furnished with, and has read and
reviewed, the Parent SEC Documents;

                            (iv)   has had an opportunity to ask questions of
and has received satisfactory answers from the officers of Parent or persons acting on Parent's behalf concerning Parent and the terms and conditions of an investment in Parent Preferred Stock or Parent Common Stock issuable upon conversion thereof;

                            (v)    is aware of Parent's business affairs and
financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable decision to acquire the Merger Shares to be issued to her;

                            (vi)   can afford to suffer a complete loss of
her investment in such Merger Shares;

                            (vii)  is familiar with the provisions of Rule
144 promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain circumstances which require among other things: (A) the availability of certain public information about the issuer, (B) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and (C) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act);

                            (viii) understands that in the event all of the
applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk;

                            (ix)   has either alone or together with the
Stockholder's "Purchaser Representative" (as such term is defined in Rule 501(h), as promulgated under the Securities Act) as to each such Purchaser, a "Purchaser Representative"), such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of acquiring and holding shares of Parent Preferred Stock or Parent Common Stock issuable upon conversion thereof; and

                            (x)    the Stockholder is an "accredited
investor" within the meaning of Rule 501(a) under the Securities Act or if the Stockholder has identified that such Stockholder is being advised by a Purchaser Representative in connection with the transactions contemplated hereby.

                     (d) BROKERS{TC}. No Stockholder has, nor have any of their officers, directors, securityholders or employees (if any) employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                     (e) ABSENCE OF CLAIMS{TC}. The Stockholder hereby represents and warrants that in her capacity as a stockholder she has no knowledge of any claims that she may have against the Released Parties (as defined in Section 5.2 hereof).

                     (f) ACCURACY OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY{TC}. To the best knowledge of the Stockholder, the representations and warranties of the Company set forth in Section 3.1 are true, correct and complete in all material respects and the Company is not in breach or violation thereof.

                     (g) REPRESENTATION BY LEGAL COUNSEL{TC}. The Stockholder has been advised by legal counsel in connection with the negotiation, execution and delivery of this Agreement and the Related Agreements and the performance of the transactions contemplated hereby an thereby.

       3.3 SEVERAL REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS{TC}. Each of the Founders severally (and not jointly) represents and warrants to Parent, Acquisition Sub and the Company, with respect to himself or herself, as follows:

                     (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY{TC}. Such Founder has carefully read and reviewed this Agreement and the Schedules and Exhibits hereto and to the best knowledge of such Founder, all representations and warranties of the Company set forth in Section 3.1 hereof are true, correct and complete in all material respects and the Company is not in breach or violation thereof.

                     (b) EMPLOYMENT OF FOUNDERS{TC}. Neither the (i) current employment by, or association with, the Company, or future employment by, or association with, Parent or the Surviving Corporation of such Founder, or (ii) use, in connection with any business presently conducted or proposed to be conducted by the Company, Parent or the Surviving Corporation, of any information or techniques presently utilized or proposed to be utilized by the Company, Parent, the Surviving Corporation or such Founders, violates, conflicts with, breaches or is prohibited under, or would violate, conflict with, breach or be prohibited under, any agreements or arrangements between such Founder and any other person obtained on a confidential basis from third parties, trade secrets or confidential or proprietary information.

       3.4 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB{TC}. Parent and Acquisition Sub represent and warrant to the Company as follows:

                     (a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER{TC}. Each of Parent and Acquisition Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Parent has delivered to the Company true and complete copies of the Charter and by-laws of each of Parent and Acquisition Sub.

                     (b) CAPITAL STOCK{TC}. Parent's Quarterly Report on Form 10-Q filed with the SEC with respect to the fiscal quarter ended March
31, 1999 (the "Form 10-Q"{XE"\"Form 10-Q\""}), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Parent as of such date. Parent has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of Article II, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights (other than any Parent Rights which may be issued). Parent owns all the outstanding shares of capital stock of Acquisition Sub, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

                     (c) AUTHORITY{TC}. The execution, delivery and performance by Parent of this Agreement and each of the Related Agreements to which it is a party and the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, respectively. This Agreement and each of the Related Agreements to which Parent is a party are valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms; and this Agreement and the Agreement of Merger are the valid and binding obligations of Acquisition Sub, enforceable against Acquisition Sub in accordance with their respective terms. Neither the execution, delivery and performance by Parent of this Agreement and the Related Agreements to which Parent is a party, the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect (A) conflict with, (B) result in any material violations of, (C) cause a material default under (with or without due notice, lapse of time or both), (D) give rise to any material right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any material Encumbrance on or against any assets, rights or property of Parent or Acquisition Sub, as the case may be, under any term, condition or provision of (x) any material instrument or agreement to which Parent or Acquisition Sub is a party, or by which Parent or Acquisition Sub or any of their respective properties, assets or rights may be bound, (y) any material law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or Acquisition Sub or any o their respective properties, assets or rights or (z) Parent's or Acquisition Sub's Charter or by-laws, as amended through the date hereof, respectively, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Agreement of Merger or any Related Agreement to which Parent or Acquisition Sub is a party. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Parent or Acquisition Sub of this Agreement, the Agreement of Merger (in the case of Acquisition Sub) or the Related Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby, other than
(i) the filing with the SEC of such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"{XE"\"Exchange Act\""}), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger (each of the actions reflected in clauses (i), (ii) and (iii) to be taken by Parent).

                     (d)    SEC DOCUMENTS{TC}.

                            (i)    Parent has furnished or made available to
the Company a correct and complete copy of the Form 10-Q, Parent's Annual
Report on Form 8-K for the year ended December 31, 1998 and each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after the date of filing of the Form 10-Q which are all the documents (other than preliminary material) that Parent was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Form 10-Q (collectively, the "Parent SEC Documents"{XE"\"Parent SEC Documents\""}). As of their respective filing dates, or in the case of registration statements, their respective effective dates, none of the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent SEC Documents complied when filed, or in the case of registration statements, as of their respective effective dates, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

                            (ii)   The financial statements (including the
notes thereto) of Parent included in the Form 10-Q for the fiscal quarter then ended, complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto) and fairly present the financial position of Parent as at the dates thereof and the results of their operations, stockholders' equity and cash flows for the period then ended.

                     (e) BROKERS{TC}. Neither Parent, Acquisition Sub, nor any of their respective officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                                     ARTICLE 4

                               RELATED AGREEMENTS{TC}

       4.1 RELATED AGREEMENTS{TC}. Simultaneously with the execution and delivery of this Agreement, the following agreements (such agreements, being herein collectively referred to as the "Related Agreements"{XE"\"Related Agreements\""}) are being executed and delivered by the respective parties thereto:

                     (a) ESCROW AGREEMENT{TC}. Each of Parent, the Stockholder and the Escrow Agent are entering into the Escrow Agreement.

                     (b) EMPLOYMENT AGREEMENT{TC}. The Company is entering into an Employment Agreement with William Zanker in the form of EXHIBIT C attached hereto,, pursuant to which, among other things, William Zanker will become an employee of Parent or the Surviving Corporation.

                     (c) REPURCHASE AGREEMENT{TC}. The Company is entering into a Repurchase Agreement with the Stockholder in the form of EXHIBIT D attached hereto,, pursuant to which, among other things, the Company will have the option to repurchase the Merger Shares under circumstances set forth therein.

                                     ARTICLE 5

                       STOCKHOLDER AND FOUNDER AGREEMENTS{TC}

       5.1    AFFILIATE AGREEMENT{TC}.

                     (a) The Stockholder may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, Accounting Series Release No. 135 and Staff Accounting Bulletin No. 76 of the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission thereof. If the Stockholder were to be deemed an "affiliate" of the Company, the Stockholder's ability to sell, exchange, transfer, pledge or otherwise dispose of Merger Shares may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The Stockholder understands that such exemptions are limited and has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the transfer of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

                     (b) The Stockholder hereby covenants and agrees that the Stockholder shall not offer, sell, exchange, transfer, pledge or otherwise dispose of any Merger Shares, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Parent being herein sometimes collectively referred to as "RESTRICTED SECURITIES"), or any option, right or other interest with respect to any Restricted Securities unless at such time either:

                            (i) such transaction shall be permitted pursuant to the provisions of Rule 144 or Rule 145, as applicable, promulgated under the Securities Act;

                            (ii)   counsel representing the Stockholder,
       reasonably satisfactory to Parent, shall have advised Parent in a written opinion letter reasonably satisfactory to Parent, that no registration under the Securities Act is required in connection with the proposed transaction;

                            (iii) a registration statement under the Securities Act covering the Merger Shares proposed to be sold, exchanged, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer, exchange or other disposition, and containing a current prospectus, shall have been filed with the SEC and become effective under the Securities Act; or

                            (iv) an authorized representative of the SEC shall have rendered written advice to the Stockholder (sought in writing by the Stockholder or counsel to the Stockholder, with copies thereof and of all other related communications delivered to

       Parent) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition of such Merger Shares if consummated.

                     (c) The Stockholder also understands and agrees that Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Merger Shares owned by the Stockholder but not as to certificates for such Merger Shares as to which the legend set forth in Section 7 is no longer required.

                     (d) The Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any offer, sale, exchange, transfer, pledge or other disposition of Merger Shares beneficially owned by the Stockholder.

                     (e) From and after the Effective Time and for so long as necessary in order to permit the Stockholder to sell Merger Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent shall use reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 promulgated by the SEC under the Securities Act (or, if applicable, Parent shall use reasonable efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule
144), in order to permit the Stockholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, Merger Shares beneficially owned by the Stockholder.

       5.2 STOCKHOLDER RELEASE{TC}. Effective as of the Effective Time and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Stockholder (the "Releasor") on her behalf and on behalf of her (i) heirs, executors, administrators, agents, successors and assigns, attorneys, employees, (the "Releasor Persons"), as applicable, hereby releases, waives and discharges the Company, Parent and Acquisition Sub and their respective officers, directors, stockholders, agents, successors and assigns (collectively, the "Released Parties"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, known or unknown, in law or equity (each a "Claim" and collectively, the "Claims") arising from the Releasor's relationship with the Company prior to and including the date hereof or the Releasor's status as a stockholder, director, officer or employee of the Company prior to and including the date hereof; PROVIDED, HOWEVER, that the Releasor does not release the Released Parties from any claims in connection with any breach by the Released Parties of this Agreement or the Related Agreements.

                                     ARTICLE 6

                         CLOSING ACTIONS; DELIVERABLES{TC}

       6.1 ACTIONS BEING TAKEN AT OR PRIOR TO CLOSING{TC}. The following actions are being taken at or prior to the Closing:

                     (a) STOCKHOLDER APPROVAL; AGREEMENT OF MERGER{TC}. This Agreement and the Merger shall have been duly and validly approved and adopted by the stockholders of the Company in accordance with the Delaware Statute and the Company's Charter and By-laws, and the Agreement of Merger shall have been executed and delivered by Acquisition Sub and the Company and filed with and accepted by the Secretary of State of the State of Delaware.

                     (b) APPROVALS{TC}. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

                     (c) LEGAL ACTION{TC}. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

                     (d) LEGISLATION{TC}. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement.

       6.2 DELIVERABLES TO PARENT AND ACQUISITION SUB{TC}. The following documents and other items are being delivered to Parent and Acquisition Sub at the Closing:

                     (a) DELIVERY OF CERTIFICATES{TC}. The Old Certificates, in the manner and otherwise in accordance with Section 2.2 hereof, are being delivered to Parent.

                     (b) OPINION OF THE COMPANY'S COUNSEL{TC}. A favorable opinion dated the Closing Date is being delivered by Swidler, Berlin, Shereff Freidman LLP, counsel to the Company, in favor of Parent and Acquisition Sub, in form and substance reasonably satisfactory to Parent and Acquisition Sub.

                     (c) CONSENTS AND APPROVALS{TC}. Duly executed copies of all consents and approvals contemplated by this Agreement or the Company Disclosure Schedule, in form and substance satisfactory to Parent and Acquisition Sub, are being delivered by the Company.

                     (d) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC.{TC}. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Company and the Stockholders of this Agreement, the Agreement of Merger and the Related Agreements and the consummation by the Company and the Stockholder of the transactions contemplated hereby, are being delivered by the Company.

                     (e) COMPANY EXPENSES{TC}. A true, correct and complete schedule (the "Schedule of Expenses") of all Company Expenses paid or incurred by or on behalf of the Company through the Closing Date, accompanied by a certificate signed by the Chief Financial Officer of the Company certifying the accuracy and completeness thereof, is being delivered by the Company; and the Company is furnishing evidence satisfactory to Parent and Acquisition Sub that the Company has paid the amount of Company Expenses.

                     (f) COMPANY EXPENSES RELEASE{TC}. A written instrument in form and substance reasonably satisfactory to Parent and Acquisition Sub is being delivered by each third party identified on the Schedule of Expenses (i) acknowledging that upon receipt by each such party in the ordinary course following the Effective Time after presentation of detailed statements thereof of the respective amounts set forth therein (each, a "Stated Amount"), such payment will constitute full payment of all fees and expenses of such party constituting Company Expenses and (ii) releasing Parent, Acquisition Sub, the Surviving Corporation and their Affiliates from any liabilities or obligations in respect of the payment of any fees and expenses that are or may be characterized as Company Expenses other than the Stated Amounts (and concurrently with the payment of the Stated Amounts all liability with respect thereto shall be deemed so released).

                     (g) RESIGNATION OF DIRECTORS{TC}. Resignations are being delivered by each of the directors and officers of the Company immediately prior to the Effective Time, effective as of the Effective Time.

                     (h) OFFICER'S CERTIFICATES{TC}. Certain officers' certificates are being delivered by the Company.

       6.3 DELIVERABLES TO COMPANY{TC}. The following documents and other items are being delivered to the Company at the Closing:

                     (a) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC.{TC}. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Parent and Acquisition Sub of this Agreement, the Agreement of Merger and the Related Agreements and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby or thereby, are being delivered by Parent.

                     (b) PURCHASE PRICE{TC}. The delivery of the New Certificates (representing the Merger Shares (other than the Escrow Shares)) and the cash consideration deliverable at the Effective Time in the manner and otherwise in accordance with Article II hereof (and concurrent delivery of Escrow Shares to the Escrow Agent in accordance with Section 2.2 hereof), are being made by Parent.

                     (c) RELATED AGREEMENTS{TC}. Each of the Related Agreements is being delivered by Parent to the extent that it is required or contemplated by the parties hereto to be a party to any Related Agreement.

                                     ARTICLE 7

                             ADDITIONAL AGREEMENTS{TC}

       7.1    RESTRICTION ON TRANSFER{TC}.

                     (a) The shares of Parent Preferred Stock to be issued to each Stockholder at the Effective Time pursuant to the Merger and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 7.1, which conditions are intended to insure compliance with the provisions of the Securities Act. Each Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by the Stockholder.

                     (b) Each certificate representing Restricted Securities issued to a Stockholder and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 7.1(c) and 7.1(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTIONS 5.1 AND 7.2 OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG GHS, INC., CONCEPT ACQUISITION CORPORATION AND CONCEPT DEVELOPMENT, INC. AND THE OTHER SIGNATORIES THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.
       UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, GHS HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF GHS, INC."

                     (c) Each Stockholder agrees, prior to any Transfer of Restricted Securities, to give written notice to Parent of such Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 7.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to Parent, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel (if other than Swidler, Berlin, Shereff Friedman LLP) shall be reasonably satisfactory to Parent) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act. The holder thereof shall thereupon, with the written consent of Parent, be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Parent. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 7.1(b) unless (x) in such opinion of counsel of Parent registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Parent shall have waived the requirement of such legends. No Stockholder shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Parent or unless such opinion is not required in accordance with the provisions of this Section 7.1(c)).

                     (d)    Notwithstanding the foregoing provisions of this
Section 7.1, the restrictions imposed by this Section 7.1 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by
Section 7.1(c) and, pursuant to Section 7.1(c), the securities so transferred are not required to bear the legend set forth in Section 7.1(c) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to Rule 144 or Rule 145, as applicable. Whenever the restrictions imposed by this Section 7.1 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Parent, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.1(b) and not containing any other reference to the restrictions imposed by this Section 7.1.

                     (e) Each Stockholder understands and agrees that Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by such Stockholder but not as to certificates for such shares of Parent Preferred Stock as to which the legend set forth in paragraph (b) of this Section 7.1 is no longer required because one or more of the conditions set forth in Section 7.1(d) shall have been satisfied.

       7.2 DISCLOSURE OF INFORMATION; NON-COMPETITION{ TC }. Each of the Founders and the Stockholder acknowledges and recognizes that the Subject Business has been conducted or is currently planned to be conducted by the Company throughout the world, and further acknowledges and recognizes the highly competitive nature of the industry in which the Subject Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to each of the Founders and the Stockholder of the transactions contemplated hereby, and in consideration of and as an inducement to Parent and Acquisition Sub to enter into to this Agreement and to consummate the transactions contemplated hereby:

                     (a) From and after the date hereof, no Founder or Stockholder shall use or disclose to any Person, except as required by law or judicial process, any Confidential Information (as defined below), for any reason or purpose whatsoever, nor shall he or she make use of any of the Confidential Information for his or her own purposes or for the benefit of any Person except Parent and the Surviving Corporation. For purposes of this Agreement, "Confidential Information" shall mean Intellectual Property Rights of the Company, the Surviving Corporation or Parent or its Affiliates or the Subject Business and the terms and provisions of this Agreement (other than information that is in the public domain at the time of receipt thereof by such Stockholder, or otherwise becomes public other than as a result of the breach by such Stockholder of his or her agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to Parent or the Company or is independently developed by such Stockholder). As used herein, the term "Subject Business" shall mean any business conducted anywhere in the world of the type and character of business engaged in by Parent or the Surviving Corporation.

                     (b) Each of the Founders and the Stockholder shall not during the three-year period commencing at the Effective Time within the United States or any other country in which Parent or a licensee of Parent is then operating or preparing to operate, directly or indirectly, own, manage, operate, join, control, be employed by, perform consulting services for, or participate in the ownership, management, operation or control of, or be connected in any manner with, any business or operation (other than by way of working for an affiliate of any such business or operation which is not itself involved in any such business or operation) of the type, character and content engaged in by the Company.

                                     ARTICLE 8

                                  INDEMNIFICATION{ TC }

       8.1 DEFINITIONS{ TC }. As used in this Agreement, the following terms shall have the following meanings:

                     (a) "AFFILIATE{ TC }" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

                     (b) "EVENT OF INDEMNIFICATION{ TC }" shall mean the following:

                            (i)    the untruth, inaccuracy or breach of any
representation or warranty of the Company, the Stockholder or the Founders (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in Sections 3.1, 3.2 and 3.3 of this Agreement, or in the Company Disclosure Schedule, any Exhibit or Schedule hereto or any document delivered in connection herewith;

                            (ii)   the breach of any agreement or covenant of
the Company or the Stockholders contained in this Agreement, the Related Agreements or in the Company Disclosure Schedule, any Exhibit hereto or any document delivered in connection herewith;

                            (iii)  any claim, demand, liability or obligation of
any nature whatsoever, which arose or was incurred on or before the Closing Date, or which was based on events occurring on or before the Closing Date, or which was based on products sold or services performed by the Company or the Stockholders on or before the Closing Date (in each case, other than claims, demands, liabilities or obligations approved by Parent in writing prior to the date hereof), notwithstanding that the date on which the claim, demand, liability or obligation may arise or become manifest is after the Closing Date, other than liabilities or obligations of the

Company arising after the Closing Date under contracts and agreements entered into prior to the Closing Date that are disclosed on the Company Disclosure Schedule; or

                            (iv)   any claim, demand, liability or obligation
sustained or suffered by the Company, Parent or the Surviving Corporation, or any of them, arising from or in connection with (A) the action of the Stockholders required to approve the transactions contemplated by this Agreement, the Agreement and the Related Agreements, or (B) any assertion of impropriety by any Stockholder against the Company, Parent or the Surviving Corporation, or any of them, with respect to any actions or transactions of or involving the Company prior to or at the Effective Time (including, without limitation, the actions and transactions contemplated by this Agreement, the Agreement of Merger and the Related Agreements).

                     (c) "INDEMNIFIED PERSONS{ TC }" shall mean and include Parent, Acquisition Sub and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing.

                     (d)    "INDEMNIFYING PERSONS{ TC }" shall mean and include
(A) prior to Closing, the Company and each of the Stockholders and its or his respective successors, assigns, heirs and legal representatives and estates, as the case may be and (B) on and after the Closing, each of the Stockholders and its or his respective successors, assigns, heirs and legal representatives and estates, as the case may be.

                     (e) "LOSSES{ TC }" shall mean any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof.

       8.2 INDEMNIFICATION GENERALLY{ TC }. The Indemnifying Persons shall severally indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification.

       8.3    ASSERTION OF CLAIMS{ TC }.  No claim shall be brought under
Section 8.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Stockholder (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.4 of any third party claim, the existence of which might give rise to such a claim but the failure so to provide such notice to the Stockholder will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 8.2 hereof.

       8.4 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS{ TC }. Losses resulting from the assertion of liability by third parties (each, a "Third Party
Claim"{ XE"\"Third Party Claim\""}) shall be subject to the following terms and conditions:

                     (a) The Indemnified Persons shall promptly give written notice to the Stockholders' Committee of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Stockholders' Committee will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

                     (b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims. The Stockholders' Committee and the Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

       8.5    SURVIVAL OF REPRESENTATIONS AND WARRANTIES{ TC }.   Subject to the
further provisions of this Section 8.5, the representations and warranties of the Parent and Acquisition Sub shall be deemed to be a condition to the Merger and shall survive the Effective Time for one year and the representations and warranties made by the Company in Section 3.1, the Stockholders in Section 3.2 and the Founders in Section 3.3 hereof shall survive the Effective Time for one year; PROVIDED, HOWEVER, that the representations and warranties set forth in
Section 3.1(h) (Tax Matters) shall survive for period of the applicable statute of limitations. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Company Disclosure Schedule)
(i) are being given by the Company on behalf of the Stockholders and for the purpose of binding the Stockholders to the terms and provisions of this Article VIII and the Escrow Agreement, and as an inducement to Parent and Acquisition Sub to enter into this Agreement and to approve the Merger (and the Company acknowledges that Parent and Acquisition Sub have expressly relied thereon) and
(ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the Stockholders or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article VIII or otherwise.

                                     ARTICLE 9

                                   MISCELLANEOUS{ TC }

       9.1 EXPENSES{ TC }. As used in this Agreement, "Transaction Costs" shall mean, with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger and all other transactions provided for herein and therein; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses of such party; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; PROVIDED, HOWEVER, that in the event the Merger shall be consummated, Parent and Acquisition Sub shall bear all Transaction Costs of Parent and Acquisition Sub and the Stockholders shall bear all Transaction Costs of the Company, whether or not such fees and expenses have been paid by the Company on or before the Closing Date and whether or not such fees and expenses are reflected in the Company Disclosure Schedule or the Schedule of Expenses (such Transaction Costs of the Company being herein collectively referred to as the "Company Expenses").

       9.2 ENTIRE AGREEMENT{ TC }. This Agreement (including the Company Disclosure Schedule and the Exhibits attached hereto) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto including, but not limited to, the Original Reorganization Agreement.

       9.3 DESCRIPTIVE HEADINGS{ TC }. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

       9.4 PUBLIC ANNOUNCEMENTS{ TC }. The parties hereto agree that, to the maximum extent feasible, but subject, in the case of Parent, to its public disclosure and, as to all parties, other legal and regulatory obligations, they shall advise and confer with each other prior to the issuance (and provide copies to the other party prior to issuance) of any public announcements, reports, statements or releases pertaining to the Merger; PROVIDED that the parties shall not disclose the purchase price of the Merger in any such public announcements.

       9.5    NOTICES{ TC }.

       All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:

                     (a)    if to Parent or Acquisition Sub, to:

                            GHS, Inc.

                            2400 Research Blvd.
                            Rockville, Maryland 20850
                            Attention:
                            Telecopier:  (301) 308-3254

                            with copies to:

                            Orrick, Herrington & Sutcliffe LLP
                            666 Fifth Avenue
                            New York, New York 10103
                            Attention:   Martin H. Levenglick, Esq.
                            Telecopier:  (212) 506-5151;

                     (b)    if to the Company, to:

                            Concept Development, Inc.
                            20 Taconic Road
                            Millwood, New York  10546
                            Attention: William Zanker
                            Telecopier: (212) 967-6256;

                            with a copy to:

                            Swidler, Berlin, Shereff Friedman LLP
                            919 Third Avenue
                            New York, New York  10022-9998
                            Attention: Morris Orens, Esq.
                            Telecopier: (212) 891-9507

                     (c)    if to the Founders, to:

                            20 Taconic Road
                            Millwood, New York  10546
                            Attention: William Zanker and Debbie Dworkin
                            Telecopier: (212) 967-6256;

                     (d)    if to the Stockholder, at her address set forth on
                            SCHEDULE 10.5 attached hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery or telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

       9.6 COUNTERPARTS{ TC }. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

       9.7 GOVERNING LAW{ TC }. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws) except for those terms and conditions that specifically relate to Merger as described in Article I hereof, which shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware (without regard to principles of conflicts of laws).

       9.8 BENEFITS OF AGREEMENT{ TC }. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       9.9 PRONOUNS{ TC }. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

       9.10 AMENDMENT, MODIFICATION AND WAIVER{ TC }. This Agreement shall not be altered or otherwise amended except pursuant to (a) an instrument in writing signed by Parent and the Company prior to the Effective Date, if Article VII is not affected by such alteration or amendment and (b) an instrument in writing signed by (i) Parent, (ii) the Company and (iii) the Stockholders, if
Article VII is affected thereby or the alteration or amendment occurs subsequent to the Effective Date; PROVIDED, HOWEVER, that after the approval and adoption of this Agreement and the Merger by the Stockholders, no amendment of this Agreement shall be made which pursuant to the Delaware Statute or other law requires the further approval of the Stockholders; PROVIDED FURTHER, HOWEVER, that any party to this Agreement may waive any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  [Remainder of this page intentionally left blank]

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

                                          GHS, INC.



                                          By:    /s/ Alan Gold
                                             ---------------------------------
                                          Name: Alan Gold
                                          Title: President


                                          CONCEPT ACQUISITION CORPORATION



                                          By:    /s/ Beth Polish
                                             ---------------------------------
                                          Name: Beth Polish
                                          Title: President


                                          CONCEPT DEVELOPMENT, INC.



                                          By:    /s/ William Zanker
                                             ---------------------------------
                                          Name: William Zanker
                                          Title: President


                                          FOUNDERS:



                                                 /s/ William Zanker
                                          ------------------------------------
                                          William Zanker


                                                 /s/ Debbie Dworkin
                                          ------------------------------------
                                          Debbie Dworkin


                                          STOCKHOLDER:



                                                 /s/ Debbie Dworkin
                                          ------------------------------------
                                          Debbie Dworkin

                                  SCHEDULE 2.2(b)

                                   ESCROW SHARES

                      10,000 SHARES OF PARENT PREFERRED STOCK


                                    SCHEDULE 3.2

                                 STOCKHOLDER SHARES



                1 SHARE OF COMPANY COMMON STOCK OWNED BY D. DWORKIN



                                  SCHEDULE 4.1(a)

                                 COMPANY AFFILIATES



                                     D. DWORKIN
                                     W. ZANKER



                                  SCHEDULE 6.2(e)

                                CONTINUING EMPLOYEES

                                      W. ZANKER

                                   SCHEDULE 10.5

                              STOCKHOLDERS' ADDRESSES




                                  20 TACONIC ROAD
                             MILLWOOD, NEW YORK  10546

                                      EXHIBIT A

                            FORM OF AGREEMENT OF MERGER





                                     EXHIBIT B

                              FORM OF ESCROW AGREEMENT



                                     EXHIBIT C



                            FORM OF EMPLOYMENT AGREEMENT



                                     EXHIBIT D

                            FORM OF REPURCHASE AGREEMENT